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                                                                  Exhibit (5)(a)
April 25, 2003


Weyerhaeuser Company
Federal Way, WA 98477


Dear Sirs and Mesdames:


      I am Senior Legal Counsel of Weyerhaeuser Company, a Washington corporation (the "Company") and Sponsor of Weyerhaeuser Capital Trust I and Weyerhaeuser Capital Trust II, each a Delaware Statutory trust (each a "Trust" and collectively, the "Trusts"), and in such capacity, I have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company and the Trusts with the Securities and Exchange Commission relating to

      (a) the proposed sale by the Company from time to time, in one or more series, of (i) its unsecured debt securities, which may be unsecured senior debt securities (the "Senior Debt Securities"), unsecured subordinated debt securities (the "Subordinated Debt Securities") or unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities", and together with the Senior Debt Securities and the Subordinated Debt Securities, the "Debt Securities"), (ii) shares of its preferred shares (the "Preferred Shares"), (iii) shares of its preference shares (the "Preference Shares"), (iv) depositary shares (the "Depositary Shares") representing fractional shares of Preferred Shares or Preference Shares and evidenced by depositary receipts (the "Depositary Receipts"), (v) shares of its common shares (the "Common Shares"),
            (vi) warrants to purchase Debt Securities or other securities (the "Warrants"), and (vii) stock purchase contracts (the "Stock Purchase Contracts" and stock purchase units (the "Stock Purchase Units");

      (b) the proposed sale by each of the Trusts of its preferred securities (the "Trust Preferred Securities") from time to time, in one or more series; and

      (c) the guarantee by the Company of the Trust Preferred Securities of the Trusts (the "Guarantees").

The Debt Securities, Preferred Shares, Preference Shares, Depositary
Shares, Common Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units, Trust Preferred Securities and Guarantees are hereinafter collectively referred to as the "Securities".

I have examined such documents and have reviewed such questions of law, as I have considered necessary and appropriate for the purposes of my opinion set forth below. I am familiar with the proceedings heretofore taken and with the additional proceedings proposed to be taken by the Company and the Trusts in connection with the authorization, registration, issuance and sale of
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                                                                  Exhibit (5)(a)

the Securities. In rendering my opinion set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company and the Trusts, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to my opinion, I have relied upon certificates of officers of the Company and the Trusts and of public officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indentures, the Trust Agreements and the Guarantees, each in the form incorporated by reference as exhibits to the Registration Statement.

      Based upon the foregoing, I am of the opinion that:

      1. Upon compliance with the terms and conditions of the relevant Indenture with respect to the creation, authentication and delivery of the Senior Debt Securities, the due execution by the Company and authentication and delivery by the Trustee under the Indenture of the Senior Debt Securities, and the sale of the Senior Debt Securities by the Company as contemplated in the Registration Statement (after it is declared effective) and in accordance with corporate authorizations, the Senior Debt Securities will constitute in the hands of holders thereof valid and binding obligations of the Company.

      2. When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of a series of Subordinated Debt Securities or Junior Subordinated Debt Securities and to authorize and approve the form, terms, execution and delivery of such Subordinated Debt Securities or Junior Subordinated Debt Securities, the related Indenture and any supplemental indenture or officers' certificate establishing the form and terms of such Subordinated Debt Securities or Junior Subordinated Debt Securities pursuant to such Indenture, (b) appropriate action has been taken by the Company in accordance with such Indenture to authorize the issuance and establish the form and terms of such Subordinated Debt Securities or Junior Subordinated Debt Securities, (c) such Indenture and any such supplemental indenture or officers' certificate have been duly executed and delivered by, and shall constitute valid, binding and enforceable obligations of, the Company and, in the case of such Indenture and any such supplemental indenture, a trustee duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and (d) certificates evidencing the Subordinated Debt Securities or Junior Subordinated Debt Securities of such series (in such form and with such terms) have been duly executed and attested by duly authorized officers of the Company, authenticated by such trustee, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company, all in accordance with such Indenture and such corporate and other action, such Subordinated Debt Securities or Junior Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
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                                                                  Exhibit (5)(a)

      3. When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of a series of Preferred Shares, to establish the terms thereof, to authorize and approve the form, terms, execution and delivery of certificates evidencing the Preferred Shares of such series, and to authorize and approve the form, terms, execution and delivery of Articles of Amendment to the Company's Restated Articles of Incorporation ("Articles of Amendment") relating thereto and the filing thereof with the Secretary of State of the State of Washington (the "Secretary of State"), (b) Articles of Amendment (in such form and with such terms) has been duly executed and acknowledged by duly authorized officers of the Company and duly filed with the Secretary of State and shall have become effective, and (c) certificates evidencing the Preferred Shares of such series (in such form and with such terms) have been duly executed by duly authorized officers of the Company, countersigned (if applicable) by the appropriate transfer agent or registrar, as the case may be, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company (assuming that the consideration so received is legally valid consideration under the laws of the state of Washington), all in accordance with the Company's Restated Articles of Incorporation and by-laws, the laws of the State of Washington and such corporate action, such Preferred Shares will be validly issued, fully paid and nonassessable.

      4. When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of a series of Preference Shares, to establish the terms thereof, to authorize and approve the form, terms, execution and delivery of certificates evidencing the Preference Shares of such series, and to authorize and approve the form, terms, execution and delivery of Articles of Amendment relating thereto and the filing thereof with the Secretary of State,
(b) Articles of Amendment (in such form and with such terms) has been duly executed and acknowledged by duly authorized officers of the Company and duly filed with the Secretary of State and shall have become effective, and (c) certificates evidencing the Preference Shares of such series (in such form and with such terms) have been duly executed by duly authorized officers of the Company, countersigned (if applicable) by the appropriate transfer agent or registrar, as the case may be, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company (assuming that the consideration so received is legally valid consideration under the laws of the state of Washington), all in accordance with the Company's Restated Articles of Incorporation and by-laws, the laws of the State of Washington and such corporate action, such Preference Shares will be validly issued, fully paid and nonassessable.

      5. When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of Depositary Shares representing fractional interests in Preferred Shares or Preference Shares of a particular series and the issuance of Depositary Receipts evidencing such Depositary Shares and to authorize and approve the form, terms, execution and delivery of such Depositary Receipts and a related Deposit Agreement, (b) such Deposit Agreement has been duly executed and delivered by, and shall constitute a valid, binding and enforceable agreement of, the Company and the depositary thereunder, (c) appropriate corporate action has been taken by the Company to authorize the issuance of such Preferred Shares or Preference Shares and the deposit thereof with such depositary pursuant to the Deposit Agreement, (d) such Preferred
Shares or Preference Shares shall have been duly authorized and validly issued, shall be fully paid and non-assessable and shall have been deposited with such depositary in accordance with
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                                                                  Exhibit (5)(a)

such Deposit Agreement, and (e) such depositary shall have duly executed, issued and delivered the Depositary Receipts (in such form and with such terms) evidencing such Depositary Shares against payment of the consideration therefor as determined by appropriate corporate action of the Company, all in accordance with such Deposit Agreement, the Company's Restated Articles of Incorporation and by-laws, the laws of the State of Washington and such corporate action, such Depositary Receipts will entitle the holders thereof to the rights provided therein and in such Deposit Agreement.

      6. When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of Common Shares and (b) certificates evidencing such Common Shares have been duly executed by duly authorized officers of the Company, countersigned (if applicable) by the appropriate transfer agent or registrar, as the case may be, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company (assuming that the consideration so received has a value not less than the par value of such Common Shares and is legally valid consideration under the laws of the State of Washington), all in accordance with the Company's Restated Articles of Incorporation and by-laws, the laws of the State of Washington and such corporate action, such Common Shares will be validly issued, fully paid and non-assessable.

      7. When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of Warrants and the issuance and delivery of the Securities (the "Underlying Securities") issuable upon exercise of such Warrants, and to authorize and approve the form, terms, execution and delivery of certificates evidencing such Warrants and a related Warrant Agreement, (b) such Warrant Agreement has been duly executed and delivered by, and shall constitute a valid, binding and enforceable agreement of, the Company and the warrant agent thereunder, (c) certificates evidencing such Warrants (in such form and with such terms) have been duly executed and attested by duly authorized officers of the Company, authenticated by such warrant agent, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company and (d) appropriate corporate action has been taken by the Company to reserve such Underlying Securities for issuance upon exercise of such Warrants upon payment of the exercise price therefor (assuming that such exercise price is legally valid consideration under the laws of the State of Washington), all in accordance with such Warrant Agreement, the Company's Restated Articles of Incorporation and by-laws, the laws of the State of Washington and such corporate action, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

      8. When (a) appropriate corporate action has been taken by the Company to authorize the issuance of Stock Purchase Contracts and to authorize and approve the form, terms, execution and delivery of the Stock Purchase Contracts, and (b) such Stock Purchase Contracts have been duly executed and delivered by the Company, such Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

      9. When (a) appropriate corporate action has been taken by the Company to authorize the issuance of Stock Purchase Units and to authorize and approve the form, terms, execution and
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                                                                  Exhibit (5)(a)

delivery of the Stock Purchase Units and (b) such Stock Purchase Units have been duly executed and delivered by the Company, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

      10. When (a) appropriate corporate action has been taken by the Company to authorize the issuance of Guarantees with respect to the Trust Preferred Securities of a Trust and to authorize and approve the form, terms, execution and delivery of a related Guarantee Agreement, (b) such Guarantee Agreement has been duly executed and delivered by, and shall constitute a valid, binding and enforceable agreement of, the Company and a trustee duly qualified under the Trust Indenture Act, (c) the Amended and Restated Trust Agreement of such Trust shall have been duly authorized, executed and delivered by, and shall constitute a valid, binding and enforceable agreement of, the parties thereto (including a property trustee duly qualified under the Trust Indenture Act), and (d) such Trust Preferred Securities and the common securities of such Trust shall have been duly authorized and validly issued, shall be fully paid and (in the case of such Trust Preferred Securities) nonassessable, and shall be undivided beneficial interests in the assets of such Trust, all in accordance with such Guarantee Agreement, the Amended and Restated Trust Agreement and such corporate action, such Guarantee Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      The opinions set forth above are subject to the following qualifications and exceptions:

      (a) My opinions in paragraphs 1, 2, 7, 8, 9 and 10 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

      (b) My opinions in paragraphs 1, 2, 7,8, 9 and 10 above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law.

      (c) My opinion on paragraph 10 above, insofar as it relates to indemnification provisions, is subject to the effect of federal and state securities laws and public policy relating thereto.

      My opinions expressed above are limited to the laws of the State of Washington and the federal laws of the United States of America.

      I consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus.


Very truly yours,

/s/ Lorrie D. Scott
Lorrie D. Scott
Senior Legal Counsel